ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120721203-00
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/23/2012 3:00 PM
	Entity Number E0552562012-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ARMADA WATER ASSETS, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: AMERICAN CORPORATE REGISTER, INC. Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 711 S CARSON ST, STE 6 — Street Address; CARSON CITY — City; Nevada 89701 — Zip Code Mailing Address (if different from street address) — City; Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Par value per share: $ .0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) PHILIP HERR Name 711 S CARSON ST, STE 6 Street Address; CARSON CITY City; NV State; 89701 Zip Code 2) Name Street Address; City; State; Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL BUSINESS
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	AMERICAN CORPORATE REGISTER INC Name; X by [signature] Incorporator Signature 711 S. CARSON ST, STE 6 Address; CARSON CITY City; NV State; 89701 Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X by [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity; 10/23/12 Date

This form must be accompanied by appropriate fees.

8. ADDITIONAL ACTIVITIES.
The Corporation may engage in any lawful activity including, but not limited to, the following:
(A) Shall have the power to make contracts.
(B) Shall have the power to purchase, hold, and sell or convey Real Property or Personal Property. The Corporation may purchase, hold, or sell Real Property or Personal Property in the State of Nevada or in any other State, Territory of the United States, or any Country.
(C) Shall have the power to appoint such officers or agents as the officers of the corporation shall require, and shall have the power to pay compensation for the services provided.

(D) Shall have the power to borrow money and contract debts as necessary for the benefit of the Corporation's business.
(E) Shall have the power to lend money and contract loans as necessary for the benefit of the corporations business.
(F) Shall have the power to enter into General or Limited Partnerships, Joint Ventures or other business associations.
(G) Shall have the power to make donations for the benefit of the public welfare, charitable, scientific or educational purposes.

9. CAPITAL STOCK.
The stock shall be common stock. The stock shall be non- assessable.
USE OF STOCK. The Board of Directors may fix the use of the stock from time to time as they deem necessary for the carrying out of the Corporation's business.

10. GOVERNING BOARD.
The Governing Board of the Corporation shall be known as Directors. The Board of Directors shall be elected by the stockholders at the annual meeting, or such other time as the bylaws may provide, and shall hold office until their successors are respectively elected and qualified.

11. NUMBER OF DIRECTORS.
The initial Board of Directors shall be no less than one (1) Directors and no more than ten (10) Directors. The number of Directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing the number of Directors conforms to the Statues of the Corporation Law of the State of Nevada.

12. ASSESSMENT OF STOCKHOLDERS FOR CORPORATE DEBT & ELIMINATING PERSONAL LIABILITY.
The Capital Stock after issuance and the subscription price has been paid are not assessable to pay for the debts of the Corporation. The private property of Shareholders, Directors, Officers, employees and/or Agents of the Corporation shall be forever exempt from all corporate debts of any kind whatsoever.

13. PERSONAL LIABILITY shall be eliminated or limited to the maximum extent allowed under NRS 78.037 for all directors, officers, or stockholders except for acts or omissions which include misconduc: or fraud.

14. LIFE OF CORPORATION EXISTENCE.
The Corporation is to have perpetual existence.

090101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130044509-58
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/23/2013 3:25 PM
	Entity Number E0552562012-1

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Armada Water Assets, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section 3: Authorized Stock: 50,000,000 Shares of Preferred Stock, $.0001 par value
100,000,000 Shares of Common Stock, $.0001 par value
The Preferred Stock may be issued in any Series of Preferred Stock as approved by the Directors of the Company

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date and time of filing: (optional) Date: January 22, 2013 Time: 3:45 p.m. EST
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature] X [signature]

Authorized Signature Mitch Burroughs, Director — Authorized Signature J. John Combs III, Director

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.